POWER OF ATTORNEY

      KNOW   ALL   PERSONS   BY  THESE  PRESENTS  that  the  undersigned  hereby
constitutes, designates and appoints Daniel R. Gilbert, Frank V. Saracino, and

      Jenny B. Neslin and each of them severally, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution and full power to act, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute,

      acknowledge, deliver and file any and all filings required by the Securities Exchange Act of 1934, as amended, including Section 16 of such act,

      and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of NorthStar Real Estate

      Income II, Inc., a Maryland corporation, including but not limited to Form ID and Forms 3, 4 and 5 under such act and any amendments thereto.

      This power of attorney shall be valid from the date hereof until revoked by the undersigned.

      IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 16th day of March 2016.

                                                             /s/ Chris Westfahl
                                                             -------------------
                                                                 Chris Westfahl